UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

EVOQUA WATER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 772-0044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 3, 2018, WTG Holdings Coöperatief U.A., a wholly-owned subsidiary of Evoqua Water Technologies Corp. (the “Company”) entered into a Quota Sale and Purchase Agreement (the “Agreement”) with Giotto Water S.r.l. (“Giotto”), pursuant to which Giotto purchased 100% of the corporate capital of Evoqua Water Technologies S.r.l., which includes the Company’s former operations in Italy (the “Transaction”). The aggregate purchase price paid by Giotto in the Transaction is €350,000, subject to certain earn-out adjustments to be paid by Giotto in connection with the realization of specified tax benefits relating to previous years. A portion of the purchase price was paid upon signing, with the remainder to be paid upon closing of the Transaction, which is expected to occur April 9, 2018, subject to customary closing conditions. In a separate transaction, Evoqua Water Technologies Ltd., a wholly-owned subsidiary of the Company, entered into a distribution agreement pursuant to which Giotto will have exclusive rights to market and sell the Company’s Memcor ultrafiltration and Membrane Bioreactor products in select territories throughout Europe. The foregoing description of the Agreement and the Transaction is qualified entirely by reference to the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1*	Quota Sale and Purchase Agreement between Giotto Water S.r.l. and WTG Holdings Coöperatief U.A., dated April 3, 2018.

*Certain annexes to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Commission a copy of any omitted annex upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2018.	EVOQUA WATER TECHNOLOGIES CORP.

By:	/s/ Benedict J. Stas
Benedict J. Stas
Chief Financial Officer

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